Press Release

UGI Reports Second Quarter Results
May 6, 2019

VALLEY FORGE, PA - UGI Corporation (NYSE: UGI) today reported financial results for the fiscal quarter ended March 31, 2019.
HIGHLIGHTS

•	GAAP EPS of $1.38 and adjusted EPS of $1.43 per diluted share compared to GAAP EPS of $1.57 and adjusted EPS of $1.69 per diluted share in the prior year

•	Slightly warmer-than-normal weather at Midstream & Marketing and UGI Utilities; significantly warmer-than-normal weather at UGI International; colder-than-normal weather at AmeriGas

•	On January 28, 2019, UGI Gas filed a request for an overall distribution rate increase of $71.1 million with the PAPUC

•	On April 2nd, UGI announced an agreement to acquire all the common units of AmeriGas owned by the public

•	Announced 32nd consecutive annual dividend increase on April 30th

•	Affirmed revised fiscal 2019 adjusted EPS guidance of $2.40 - $2.60

"UGI delivered a solid second quarter with GAAP earnings per share of $1.38 and adjusted earnings per share of $1.43, one of our best fiscal quarters in history. While our adjusted EPS was below our record fiscal 2018 second quarter, we were 9% above our fiscal 2017 second quarter" said John L. Walsh, president and chief executive officer of UGI Corporation. "As in the first quarter, we encountered some challenging operating conditions. Although weather averaged colder than normal, AmeriGas faced weather that was significantly warmer than normal in the southeastern U.S. during the critical heating months of January and February. UGI International experienced another quarter of consistently warm weather. Notwithstanding these challenges, the LPG businesses remained focused and delivered solid performance from our growth drivers and executed a disciplined approach to expense management. The absence of extreme cold and volatile weather experienced early in the prior-year quarter, together with increased pipeline restrictions experienced in the current quarter, decreased capacity management values at Midstream & Marketing and impacted comparative results.
Although not in the second quarter, in April we announced an agreement to acquire all the common units of AmeriGas owned by the public (the “merger transaction”). The merger transaction supports cash flow and earnings growth for UGI and we are excited for the future. Earlier today, we filed with the SEC our S-4 Registration Statement related to the merger transaction. The merger transaction, which is subject to approval by AmeriGas unitholders, is expected to close in our fiscal fourth quarter."

KEY DRIVERS OF SECOND QUARTER RESULTS

•
AmeriGas: Retail volume down 4% primarily due to unfavorable weather patterns in the southeastern U.S. during January and February; National Accounts and ACE volumes up 6% and 7%, respectively, from last year.

•	UGI International: Retail volume down 6% on weather that was 10% warmer than the prior year; UGI International has experienced warmer-than-normal weather in eleven of the last twelve months.

•
Midstream & Marketing: Lack of cold and volatile weather together with increased pipeline restrictions led to lower baseload capacity values and lower pricing spreads between Marcellus and non-Marcellus delivery points.

•
UGI Utilities: Core market throughput up 3% on weather that was slightly colder than prior year; total Utility margin was impacted by the revenue reduction associated with the Tax Cuts and Jobs Act (TCJA) which was enacted in the prior year; excluding the revenue reduction associated with the TCJA, margin increased $8 million.

EARNINGS CALL and WEBCAST
UGI Corporation will hold a live Internet Audio Webcast of its conference call to discuss second quarter earnings and other current activities at 9:00 AM ET on Tuesday, May 7, 2019. Interested parties may listen to the audio webcast both live and in replay on the Internet at http://www.ugicorp.com/investor-relations/events-and-presentations/default.aspx or at the company website https://www.ugicorp.com under Investor Relations. A telephonic replay will be available from 2:00 PM ET on May 7th through 11:59 PM ET on May 14th. The replay may be accessed at (855) 859-2056, and internationally at 1-404-537-3406, conference ID 7280626.

CONTACT INVESTOR RELATIONS
610-337-1000
Brendan Heck, ext. 6608
Alanna Zahora, ext. 1004
Shelly Oates, ext. 3202

ABOUT UGI
UGI is a distributor and marketer of energy products and services. Through subsidiaries, UGI operates natural gas and electric utilities in Pennsylvania, distributes propane both domestically and internationally, manages midstream energy and electric generation assets in Pennsylvania, and engages in energy marketing in eleven eastern states, the District of Columbia and internationally in France, Belgium, the Netherlands and the UK. UGI, through subsidiaries, is the sole General Partner and owns 26% of AmeriGas Partners, L.P. (NYSE: APU), the nation's largest retail propane distributor.
Comprehensive information about UGI Corporation is available on the Internet at https://www.ugicorp.com.

USE OF NON-GAAP MEASURES
Management uses"adjusted earnings per share," which is a non-GAAP financial measure, when evaluating UGI's overall performance. For the periods presented, adjusted net income attributable to UGI Corporation is net income attributable to UGI Corporation after excluding net after-tax gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions (principally comprising changes in unrealized gains and losses on such derivative instruments), losses associated with extinguishments of debt, Finagaz integration expenses, the remeasurement impact on net deferred tax liabilities from changes in U.S. and French tax rates and merger expenses. Volatility in net income at UGI can occur as a result of gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions but included in earnings in accordance with U.S. generally accepted accounting principles ("GAAP").

Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. Management believes that these non-GAAP measures provide meaningful information to investors about UGI’s performance because they eliminate the impact of (1) gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions and (2) other significant discrete items that can affect the comparison of period-over-period results.

Tables on the last page reconcile net income attributable to UGI Corporation, the most directly comparable GAAP measure, to adjusted net income attributable to UGI Corporation, and diluted earnings per share, the most comparable GAAP measure, to adjusted diluted earnings per share, to reflect the adjustments referred to above.

USE OF FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read UGI’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of all energy products, including propane, natural gas, electricity and fuel oil, increased customer conservation measures, the impact of pending and future legal proceedings, continued analysis of recent tax legislation, liability for uninsured claims and for claims in excess of insurance coverage, domestic and international political, regulatory and economic conditions in the United States and in foreign countries, including the current conflicts in the Middle East, and foreign currency exchange rate fluctuations (particularly the euro), the timing of development of Marcellus Shale gas production, the availability, timing and success of our acquisitions, commercial initiatives and investments to grow our business, our ability to successfully integrate acquired businesses and achieve anticipated synergies, the interruption, disruption, failure, malfunction, or breach of our information technology systems, including due to cyber-attack, the failure to realize the anticipated benefits of the merger transaction, the possible diversion of management time on issues related to the merger transaction, the risk that the requisite approvals to complete the merger transaction are not obtained, the performance of AmeriGas, and the potential need to address any reviews, investigations or other proceedings by governmental authorities or shareholder actions. UGI undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

SEGMENT RESULTS ($ in millions, except where otherwise indicated)
AmeriGas Propane1

For the fiscal quarter ended March 31,	2019	2018	Increase (Decrease)
Revenues	$971.6	$1,040.3	$(68.7)	(6.6)%
Total margin (a)	$536.4	$556.6	$(20.2)	(3.6)%
Partnership operating and administrative expenses	$250.0	$251.5	$(1.5)	(0.6)%
Operating income	$246.4	$266.6	$(20.2)	(7.6)%
Partnership Adjusted EBITDA	$290.3	$309.5	$(19.2)	(6.2)%
Retail gallons sold (millions)	383.6	398.5	(14.9)	(3.7)%
Heating degree days - % colder (warmer) than normal	4.4%	(0.5)%
Capital expenditures	$25.8	$23.6	$2.2	9.3%

•	Retail gallons sold decreased 4% due, in part, to weather that was 17% warmer than normal in the southeastern U.S. during January and February.

•	Total margin decreased $20 million primarily reflecting lower volumes sold. Average retail unit margins were flat compared to the prior-year period.

•
Partnership operating and administrative expenses decreased slightly due to lower general insurance and self-insured casualty and liability expense and slightly lower total compensation and benefits costs offset in part by $1 million of expenses associated with the proposed merger with UGI.

•
Partnership Adjusted EBITDA decreased $19 million primarily due to lower total margin ($20 million) and slightly lower other operating income ($2 million), partially offset by the decrease in operating and administrative expenses.

1 UGI, through subsidiaries, is the sole General Partner and owns 26% of AmeriGas Partners, L.P.

UGI International

For the fiscal quarter ended March 31,	2019	2018	Increase (Decrease)
Revenues	$783.2	$909.6	$(126.4)	(13.9)%
Total margin (a)	$338.5	$368.5	$(30.0)	(8.1)%
Operating and administrative expenses	$181.3	$199.3	$(18.0)	(9.0)%
Operating income	$126.9	$132.0	$(5.1)	(3.9)%
Income before income taxes	$124.0	$117.5	$6.5	5.5%
Finagaz integration expenses	$—	$11.3	$(11.3)	(100.0)%
Adjusted income before income taxes	$124.0	$128.8	$(4.8)	(3.7)%
LPG retail gallons sold (millions)	258.7	274.4	(15.7)	(5.7)%
Heating degree days - % (warmer) colder than normal	(7.5)%	2.2%
Capital expenditures	$22.1	$26.1	$(4.0)	(15.3)%
UGI International base-currency results are translated into U.S. dollars based upon exchange rates experienced during the reporting periods and affect the comparison of line item amounts presented in the table above. During the second quarter of Fiscal 2019, the euro and British pound sterling were approximately 7% weaker versus the U.S. dollar compared with the prior-year period. During the second quarters of Fiscal 2019 and Fiscal 2018, realized gains and losses on foreign currency contracts used to reduce volatility in foreign net income settled at average euro-to-dollar exchange rates of $1.17 and $1.09, respectively, and at average British pound sterling-to-dollar exchange rates of $1.30 and $1.27, respectively.

•
Retail volume decreased nearly 6% due to lower volumes associated with weather that was 10% warmer than the prior-year period. UGI International has experienced warmer-than-normal weather in eleven of the last twelve months.

•	Total margin decreased $30 million largely reflecting the translation effects of the weaker euro and British pound sterling (approximately $28 million).

•
The decrease in operating and administrative expenses reflects, in part, the translation effects of the weaker euro and British pound sterling (approximately $15 million). Excluding the translation effects and the impact of the Finagaz integration costs in the prior-year period, local currency operating and administrative expenses in the current-year period were higher, largely due to higher compliance costs associated with energy conservation and costs related to strategic projects.

•
Operating income decreased primarily reflecting the lower total margin, partially offset by lower operating and administrative expenses, lower depreciation and amortization expense and slightly higher other operating income.

•
Income before income taxes increased due to higher realized gains on foreign currency exchange contracts entered into in order to reduce volatility in UGI International net income resulting from the translation effects of changes in foreign currency exchange rates.

SEGMENT RESULTS ($ in millions, except where otherwise indicated)
Midstream & Marketing

For the fiscal quarter ended March 31,	2019	2018	Increase (Decrease)
Revenues	$542.4	$565.2	$(22.8)	(4.0)%
Total margin (a)	$93.1	$146.6	$(53.5)	(36.5)%
Operating and administrative expenses	$31.5	$28.3	$3.2	11.3%
Operating income	$51.3	$107.6	$(56.3)	(52.3)%
Income before income taxes	$52.3	$107.6	$(55.3)	(51.4)%
Heating degree days - % (warmer) than normal	(0.7)%	(1.9)%
Capital expenditures	$32.3	$4.3	$28.0	N.M.

•	Temperatures across Midstream & Marketing's service territory were slightly warmer than normal and 1.2% colder than the prior-year period.

•
Total margin decreased primarily reflecting lower total margin from midstream assets ($47 million) and lower electric generation margin ($4 million). The decrease in total margin from midstream assets is principally the result of lower capacity management total margin ($47 million). The decrease in capacity management total margin reflects significantly lower baseload capacity values, and higher prior-year pricing spreads between Marcellus and non-Marcellus delivery points, due to the absence of extremely cold and volatile weather in early January of the prior-year period, and the effects of increased pipeline restrictions experienced during the current-year period. Lower total margin from electric generation principally reflects lower volumes from our Hunlock Station generating facility reflecting fewer economic dispatch opportunities.

•	Operating expenses increased principally reflecting higher compensation and benefit expenses and slightly higher expenses associated with greater natural gas gathering, peaking and LNG activities.

•	Operating income and income before taxes decreased due to the lower total margin, higher operating and administrative expenses, and, to a much lesser extent, higher depreciation expense.

UGI Utilities

For the fiscal quarter ended March 31,	2019	2018	Increase (Decrease)
Revenues	$429.6	$483.3	$(53.7)	(11.1)%
Total margin (a)	$210.2	$224.6	$(14.4)	(6.4)%
Operating and administrative expenses	$67.7	$68.8	$(1.1)	(1.6)%
Operating income	$119.9	$135.7	$(15.8)	(11.6)%
Income before income taxes	$108.1	$124.0	$(15.9)	(12.8)%
Gas Utility system throughput - billions of cubic feet
Core market	40.2	38.9	1.3	3.3%
Total	96.6	87.3	9.3	10.7%
Gas Utility heating degree days - %(warmer) than normal	(0.8)%	(2.2)%
Capital expenditures	$70.8	$55.1	$15.7	28.5%

•	Gas Utility service territory experienced temperatures that were slightly warmer than normal and 1.4% colder than the prior-year period.

•	Core market volumes increased due to customer growth and slightly colder weather.

•
In accordance with the May 17, 2018 PA PUC Order, revenues, and associated margin, were reduced by $23 million in the quarter ended March 31, 2019 to reflect the credit to ratepayers of tax savings resulting from the TCJA. Substantially all of the credit to customers associated with tax savings in the prior-year period were recorded in the the fiscal third quarter of 2018.

•
Excluding the reduction in Gas Utility margin resulting from the TCJA, total margin increased $8 million principally reflecting higher total margin from Gas Utility core market customers and, to a much lesser extent, higher off-system sales margin.

•
Operating and administrative expenses decreased reflecting lower uncollectible accounts expense due to the timing of adjustments to reserves and lower benefit-related expenses partially offset by higher contractor and outside services and allocated corporate expenses.

•	Operating income decreased reflecting lower total margin, greater depreciation expense and higher other operating expense partially offset by lower operating and administrative expenses.

(a)
Total margin represents total revenue less total cost of sales and excludes pre-tax gains and losses on commodity derivative instruments not associated with current period transactions. In the case of UGI Utilities, total margin is reduced by revenue-related tax expenses (which have been excluded from UGI Utilities' operating and administrative expenses presented).

REPORT OF EARNINGS – UGI CORPORATION
(Millions of dollars, except per share)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,		Twelve Months Ended March 31,
	2019	2018	2019	2018	2019	2018
Revenues:
AmeriGas Propane	$971.6	$1,040.3	$1,791.8	$1,827.6	$2,787.2	$2,740.3
UGI International	783.2	909.6	1,493.9	1,693.8	2,483.9	2,411.5
Midstream & Marketing	542.4	565.2	1,001.8	893.2	1,530.3	1,320.9
UGI Utilities	429.6	483.3	752.3	806.4	1,038.3	1,072.6
Corporate & Other (a)	(120.7)	(186.4)	(233.5)	(283.8)	(319.4)	(340.7)
Total revenues	$2,606.1	$2,812.0	$4,806.3	$4,937.2	$7,520.3	$7,204.6
Operating income (loss) (b):
AmeriGas Propane (c)	$246.4	$266.6	$413.0	$414.5	$345.7	$400.6
UGI International	126.9	132.0	185.2	225.2	177.4	209.5
Midstream & Marketing	51.3	107.6	92.4	161.0	106.5	168.5
UGI Utilities	119.9	135.7	196.9	232.6	204.2	264.2
Corporate & Other (a)	(5.7)	(50.9)	(181.0)	(47.3)	(48.6)	(30.3)
Total operating income	538.8	591.0	706.5	986.0	785.2	1,012.5
Income from equity investees	1.6	0.7	3.1	1.7	5.7	3.9
Loss on extinguishments of debt	—	—	(6.1)	—	(6.1)	(4.4)
Other non-operating income (expense), net (b)	7.9	(12.5)	16.9	(20.5)	53.0	(46.2)
Interest expense:
AmeriGas Propane	(42.2)	(41.0)	(84.6)	(81.6)	(166.1)	(161.8)
UGI International	(6.1)	(5.2)	(11.5)	(10.8)	(21.8)	(21.8)
Midstream & Marketing	(0.5)	(0.7)	(1.0)	(1.6)	(1.8)	(2.4)
UGI Utilities	(12.2)	(11.1)	(23.9)	(22.0)	(44.8)	(41.9)
Corporate & Other, net (a)	—	(0.1)	(0.2)	(0.3)	(0.5)	(0.7)
Total interest expense	(61.0)	(58.1)	(121.2)	(116.3)	(235.0)	(228.6)
Income before income taxes	487.3	521.1	599.2	850.9	602.8	737.2
Income tax (expense) benefit (d)	(90.6)	(113.4)	(114.0)	(9.0)	(137.1)	25.8
Net income including noncontrolling interests	396.7	407.7	485.2	841.9	465.7	763.0
Deduct net income attributable to noncontrolling interests, principally in AmeriGas Partners, L.P.	(151.3)	(131.7)	(175.6)	(200.0)	(79.3)	(135.1)
Net income attributable to UGI Corporation (c)	$245.4	$276.0	$309.6	$641.9	$386.4	$627.9
Earnings per share attributable to UGI shareholders:
Basic	$1.41	$1.59	$1.77	$3.70	$2.22	$3.62
Diluted	$1.38	$1.57	$1.74	$3.63	$2.18	$3.55
Weighted Average common shares outstanding (thousands):
Basic	174,501	173,570	174,461	173,617	174,331	173,684
Diluted	177,318	176,350	177,446	176,646	177,306	176,938
Supplemental information:
Net income (loss) attributable to UGI Corporation:
AmeriGas Propane	$47.5	$49.8	$78.1	$191.4	$61.4	$187.4
UGI International	89.7	77.4	122.2	138.5	122.3	129.5
Midstream & Marketing	38.1	76.6	69.1	188.6	77.3	195.4
UGI Utilities	82.8	89.2	132.7	157.5	124.1	164.1
Corporate & Other (a)	(12.7)	(17.0)	(92.5)	(34.1)	1.3	(48.5)
Total net income attributable to UGI Corporation	$245.4	$276.0	$309.6	$641.9	$386.4	$627.9

(a)
Corporate & Other includes, among other things, net gains and (losses) on commodity and certain foreign currency derivative instruments not associated with current-period transactions and the elimination of certain intercompany transactions.

(b)
The three, six and twelve months ended March 31, 2018 have been restated to reflect the adoption of new accounting guidance in 2018, which resulted in the presentation of $(1.5) million, $(4.7) million and $(6.4) million, respectively, of pension and other postretirement benefit plans expense in “Other non-operating income (expense), net," rather than in Operating income, with no change in net income.

(c)
AmeriGas Propane operating income for the twelve months ended March 31, 2019 includes an impairment charge of $75.0 million as a result of a plan to discontinue the use of Heritage tradenames and trademarks.

(d)
Income tax (expense) benefit for the three, six and twelve months ended March 31, 2018 includes benefits from adjustments to tax-related amounts resulting from the TCJA enacted on December 22, 2017 of $5.3 million, $171.3 million and $171.3 million, respectively, and (expense) benefits from adjustments to net deferred income tax liabilities in France as a result of tax legislation in France of $(3.7) million $13.6 million and $15.2 million, respectively.

Non-GAAP Financial Measures - Adjusted Net Income Attributable to UGI and Adjusted Diluted Earnings Per Share

The following tables reconcile net income attributable to UGI Corporation, the most directly comparable GAAP measure, to adjusted net income attributable to UGI Corporation, and reconciles diluted earnings per share, the most comparable GAAP measure, to adjusted diluted earnings per share, to reflect the adjustments referred to previously:

	Three Months Ended March 31,		Six Months Ended March 31,		Twelve Months Ended March 31,
	2019	2018	2019	2018	2019	2018
Adjusted net income attributable to UGI Corporation (millions):
Net income attributable to UGI Corporation	$245.4	$276.0	$309.6	$641.9	$386.4	$627.9
Net losses on commodity derivative instruments not associated with current-period transactions (net of tax of $(0.9), $(8.1), $(36.4), $(6.0), $(3.7) and $(8.9), respectively) (1)(2)	11.5	15.7	92.7	11.1	13.5	9.0
Unrealized (gains) losses on foreign currency derivative instruments (net of tax of $1.4, $(0.7), $3.7, $(0.7), $13.7 and $(10.7), respectively) (2)	(3.2)	1.3	(9.0)	1.4	(30.0)	15.3
Impairment of Partnership tradenames and trademarks (net of tax of $0.0, $0.0, $0.0, $0.0, $(5.8) and $0.0, respectively) (2)	—	—	—	—	14.5	—
Loss on extinguishments of debt (net of tax of $0.0, $0.0, $(1.9), $0.0, $(1.9) and $(0.4), respectively) (2)	—	—	4.2	—	4.2	0.7
Integration expenses associated with Finagaz (net of tax of $0.0, $(4.5), $0.0, $(5.2), $(6.8) and $(13.8), respectively) (2)	—	6.8	—	8.0	10.5	24.5
Merger expenses (net of tax of $(0.1), $0.0, $(0.1), $0.0, $(0.1), $0.0) (2)	0.2	—	0.2	—	0.2	—
Impact from French Finance Bills	—	3.7	—	(13.6)	5.0	(15.2)
Remeasurement impact from TCJA	—	(5.3)	—	(171.3)	1.5	(171.3)
Adjusted net income attributable to UGI Corporation	$253.9	$298.2	$397.7	$477.5	$405.8	$490.9

Adjusted diluted earnings per share:
UGI Corporation earnings per share — diluted	$1.38	$1.57	$1.74	$3.63	$2.18	$3.55
Net losses on commodity derivative instruments not associated with current-period transactions (1)	0.07	0.08	0.53	0.06	0.08	0.05
Unrealized (gains) losses on foreign currency derivative instruments	(0.02)	0.01	(0.05)	0.01	(0.17)	0.09
Impairment of Partnership tradenames and trademarks	—	—	—	—	0.08	—
Loss on extinguishments of debt	—	—	0.02	—	0.02	—
Integration expenses associated with Finagaz	—	0.04	—	0.05	0.06	0.14
Merger expenses	—	—	—	—	—	—
Impact from French Finance Bills	—	0.02	—	(0.08)	0.03	(0.09)
Remeasurement impact from TCJA	—	(0.03)	—	(0.97)	0.01	(0.97)
Adjusted diluted earnings per share	$1.43	$1.69	$2.24	$2.70	$2.29	$2.77

Three Months Ended March 31, 2019	Total	AmeriGas Propane	UGI International	Midstream & Marketing	UGI Utilities	Corporate & Other
Adjusted net income attributable to UGI Corporation (Dollars in millions, except per share amounts):
Net income (loss) attributable to UGI Corporation	$245.4	$47.5	$89.7	$38.1	$82.8	$(12.7)
Net losses on commodity derivative instruments not associated with current-period transactions (net of tax of $(0.9)) (2)	11.5	—	—	—	—	11.5
Unrealized gains on foreign currency derivative instruments (net of tax of $1.4) (2)	(3.2)	—	—	—	—	(3.2)
Merger expenses (net of tax of $(0.1)) (2)	0.2	0.2	—	—	—	—
Adjusted net income (loss) attributable to UGI Corporation	$253.9	$47.7	$89.7	$38.1	$82.8	$(4.4)

Adjusted diluted earnings per share:
UGI Corporation earnings (loss) per share — diluted	$1.38	$0.27	$0.51	$0.21	$0.47	$(0.08)
Net losses on commodity derivative instruments not associated with current-period transactions (1)	0.07	—	—	—	—	0.07
Unrealized gains on foreign currency derivative instruments	(0.02)	—	—	—	—	(0.02)
Merger expenses	—	—	—	—	—	—
Adjusted diluted earnings (loss) per share	$1.43	$0.27	$0.51	$0.21	$0.47	$(0.03)

Three Months Ended March 31, 2018	Total	AmeriGas Propane	UGI International	Midstream & Marketing	UGI Utilities	Corporate & Other
Adjusted net income attributable to UGI Corporation (Dollars in millions, except per share amounts):
Net income (loss) attributable to UGI Corporation	$276.0	$49.8	$77.4	$76.6	$89.2	$(17.0)
Net losses on commodity derivative instruments not associated with current-period transactions (net of tax of $(8.1)) (2)	15.7	—	—	—	—	15.7
Unrealized losses on foreign currency derivative instruments (net of tax of $(0.7)) (2)	1.3	—	—	—	—	1.3
Integration expenses associated with Finagaz (net of tax of $(4.5)) (2)	6.8	—	6.8	—	—	—
Impact of French Finance Bill	3.7	—	3.7	—	—	—
Remeasurement impact of TCJA	(5.3)	—	(0.2)	—	—	(5.1)
Adjusted net income (loss) attributable to UGI Corporation	$298.2	$49.8	$87.7	$76.6	$89.2	$(5.1)

Adjusted diluted earnings per share:
UGI Corporation earnings (loss) per share - diluted	$1.57	$0.28	$0.44	$0.43	$0.51	$(0.09)
Net losses on commodity derivative instruments not associated with current-period transactions (1)	0.08	—	—	—	—	0.08
Unrealized losses on foreign currency derivative instruments	0.01	—	—	—	—	0.01
Integration expenses associated with Finagaz	0.04	—	0.04	—	—	—
Impact of French Finance Bill	0.02	—	0.02	—	—	—
Remeasurement impact of TCJA	(0.03)	—	—	—	—	(0.03)
Adjusted diluted earnings (loss) per share	$1.69	$0.28	$0.50	$0.43	$0.51	$(0.03)
(1)    Includes the impact of rounding.
(2)    Income taxes associated with pre-tax adjustments determined using statutory business unit tax rates.